UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2022

Griffin Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2022, Griffin Realty Trust, Inc. (the “Registrant”), through GRT OP, L.P. (the “Operating Partnership”), as borrower, certain subsidiaries of the Operating Partnership party thereto as guarantors, various lending institutions and KeyBank National Association, as administrative agent, entered into the Fifth Amendment (the “Fifth Amendment”) to that certain Second Amended and Restated Credit Agreement dated as of April 30, 2019, as amended by that certain First Amendment to the Second Amended and Restated Credit Agreement dated as of October 1, 2020, the Second Amendment to the Second Amended and Restated Credit Agreement dated as of December 18, 2020, the Third Amendment to the Second Amended and Restated Credit Agreement dated as of July 14, 2021 and the Fourth Amendment to the Second Amended and Restated Credit Agreement dated as of April 28, 2022 (collectively, the “Existing Credit Agreement”).

The Fifth Amendment amended the Existing Credit Agreement by, among other things, (1) extending the maturity date of the $750 million senior unsecured revolving credit facility from September 28, 2022 to September 30, 2023 and amending the maturity date extension options to a series of three three-month extensions (to December 30, 2023, March 30, 2024 and June 30, 2024, respectively) and (2) replacing LIBOR with the term SOFR reference rate as an applicable index for U.S. dollar based borrowings.

In connection with the Existing Credit Agreement, the Registrant and certain direct and indirect subsidiaries of the Operating Partnership (the “Guarantor Subsidiaries”) were required to guaranty the obligations of the Operating Partnership, as borrower, under the Existing Credit Agreement (the “Existing Guaranty”). In connection with the Fifth Amendment, the Registrant and the Guarantor Subsidiaries were required to reaffirm and confirm their respective obligations under the Existing Guaranty.

The foregoing summary is qualified in its entirety by reference to the terms of the Fifth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Fifth Amendment to Second Amended and Restated Credit Agreement dated September 28, 2022, by and among Griffin Realty Trust, Inc., GRT OP, L.P., the subsidiary guarantors party thereto, the lending institutions party thereto as lenders and KeyBank National Association, as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Realty Trust, Inc.

Date: October 4, 2022	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer